Exhibit 1.1

Execution Copy

THE AES CORPORATION

$950,000,000 7.600% Fixed-to-Fixed Reset Rate Junior Subordinated Notes Due 2055

Underwriting Agreement

May 16, 2024

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

As Representatives of the several Underwriters listed in Schedule A hereto

Ladies and Gentlemen:

Introductory. The AES Corporation, a Delaware corporation (the “Company”), proposes, upon the terms and conditions set forth in this agreement (the “Agreement”), to issue and sell to Citigroup Global Markets Inc. (“Citi”), Goldman Sachs & Co. LLC (“Goldman”), Mizuho Securities USA LLC (“Mizuho”), Morgan Stanley & Co. LLC (“Morgan Stanley”), SMBC Nikko Securities America, Inc. (“SMBC”) and the several underwriters named on Schedule A hereto (the “Underwriters”) for whom Citi, Goldman, Mizuho, Morgan Stanley and SMBC are acting as representatives (in such capacity, the “Representatives”), $950,000,000 principal amount of its 7.600% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055 (the “Securities”). The Securities will be issued pursuant to an indenture to be dated as of the Closing Date (as defined in Section 3 hereof) (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). Certain terms of the Securities will be established pursuant to a supplemental indenture, dated as of the Closing Date (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof that:

(a) Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-263244), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or 430C under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b), together with the Base Prospectus, is hereafter called a “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, including the Base Prospectus. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective upon filing with the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. Each of the Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness, at the date hereof and at the Closing Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) and, at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Preliminary Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein. The documents incorporated by reference in the Registration Statement, the Disclosure Package (as defined herein) and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act. Any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act. All documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, as of their respective dates, when taken together with the other information in the Disclosure Package, at the Applicable Time (as defined herein), and, when taken together with the other information in the Prospectus, at the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Applicable Time (as defined herein) (with such date and time being used as the determination date for purposes of this clause (iv)), the Company was and is a “well- known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the Closing Date; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Base Prospectus as amended or supplemented by any Preliminary Prospectus, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as

defined herein), which also shall be identified in Schedule B hereto. As of 4:05 p.m., New York City time, on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

(e) Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an “ineligible issuer.”

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. Any Issuer Free Writing Prospectus not identified on Schedule B, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing three sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

(g) Distribution of Offering Material by the Company. The Company has not distributed nor will it distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives.

(h) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(i) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has not been a material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, earnings, business or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole.

(j) Exchange Act Compliance. The Company is subject to Section 13 or Section 15(d) of the Exchange Act and has filed all periodic reports required to be filed pursuant to the rules and regulations thereunder.

(k) Brokers. Other than the discount provided for pursuant to Section 2 of this Agreement, the Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any of its debt securities.

(l) No Price Stabilization or Manipulation. None of the Company, its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) (“affiliates”) or any of its or their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(m) Incorporation and Good Standing of the Company and Its Subsidiaries. The Company and each of its subsidiaries and affiliates which meets the criteria in the definition of “significant subsidiary” pursuant to Rule 1-02(w) of Regulation S-X under the Securities Act that is an operating subsidiary (each, a “Principal Subsidiary”) is listed in Exhibit A to this Agreement and has been duly incorporated or formed, is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of incorporation or organization and has the corporate or other power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation or other entity authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

(n) Capitalization of Subsidiaries. All of the outstanding shares of capital stock of, or other ownership interests in Principal Subsidiaries that are owned directly or indirectly by the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned directly or indirectly by the Company.

(o) The Securities. The Securities have been duly authorized by the Company, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally and by equitable principles of general applicability.

(p) The Indenture. The Base Indenture will be as of the Closing Date duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder. The Base Indenture and the Supplemental Indenture have been duly authorized by the Company, and when each of the Base Indenture and the Supplemental Indenture are executed and delivered by the Company and the Trustee, the Indenture will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by equitable principles of general applicability.

(q) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(r) Description of Documents. The Securities and the Indenture will conform in all material respects as to legal matters to the description thereof contained in the Prospectus and the Disclosure Package.

(s) Common Stock of the Company. All of the outstanding shares of common stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar right.

(t) Non-Violation of Existing Instruments. The Company is not in violation of its charter or its by-laws, and none of its Principal Subsidiaries is in violation of its respective charter or corresponding formation document or, except for any such violations which would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, is not in violation of its by-laws or corresponding organizational document nor is the Company or any of the Principal Subsidiaries, except as set forth in the Prospectus and the Disclosure Package, in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument to which the Company or any of its Principal Subsidiaries is a party or by which it or any of its Principal Subsidiaries or its or their respective property is bound except for any such defaults which have been waived or which, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

(u) No Further Authorizations or Approvals Required. The execution, delivery and performance by the Company of this Agreement, the Indenture and the Securities and the compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby or by the Prospectus and the Disclosure Package (i) will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body under any federal or state law, including, but not limited to, the Energy Policy Act of 2005, as amended, except such as may be required by state securities or blue sky laws and (ii) will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, by-laws or other organizational documents of the Company or any of the Principal Subsidiaries or any agreement, indenture or other instrument to which it or any of the Principal Subsidiaries is a party or by which it or any of the Principal Subsidiaries or its or their respective property is bound, and will not violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of the Principal Subsidiaries or its or their respective property, except with respect to state securities or blue sky laws and except (other than with respect to the charter and by-laws or other organizational documents of the Company) for any such conflicts, breaches, defaults or violations which, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

(v) No Material Actions or Proceedings. Except as set forth in the Prospectus and the Disclosure Package, there are no material legal or governmental proceedings pending to which the Company or any of the Principal Subsidiaries is a party or to which any of their respective property is the subject, and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated.

(w) SEC Correspondence. The Company has not received from the Commission any written comments, questions or requests for modification of disclosure in respect of any reports filed with the Commission pursuant to the Exchange Act and incorporated by reference into the Prospectus and the Disclosure Package, except for comments, questions or requests (i) that have been satisfied by the provision of supplemental information to the staff of the Commission, (ii) in respect of which the Company has complied through appropriate disclosure in reports subsequently filed by it with the Commission pursuant to the Exchange Act, or (iii) copies of which the Company has provided to you.

(x) ERISA Compliance. Except as set forth in the Prospectus and the Disclosure Package, neither the Company nor any of the Principal Subsidiaries has violated any U.S. federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable U.S. federal or state wages and hours laws, or any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder, except for any such violations which would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

(y) Title to Properties. Except as set forth in the Prospectus and the Disclosure Package, the Company and each of the Principal Subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable, to all property and assets described in the Prospectus and the Disclosure Package as being owned by it, except for any such instances which would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. All leases to which the Company or any of the Principal Subsidiaries is a party are valid and binding and no default by the Company or any such Principal Subsidiary, or, to the best of the Company’s knowledge, by any other party to any such leases, has occurred or is continuing thereunder, except for any such defaults which would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; and the Company and the Principal Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Principal Subsidiary.

(z) Independent Accountants of the Company. Ernst & Young LLP is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Exchange Act and the rules and regulations of the Public Company Accounting Oversight Board (United States).

(aa) Preparation of Financial Statements of the Company. The financial statements of the Company, together with related schedules and notes, filed with the Commission as a part of or incorporated by reference in the Prospectus and the Disclosure Package (and any amendment or supplement thereto), present fairly the consolidated financial position or results of operations and statements of cash flow of the Company and its consolidated subsidiaries on the basis stated therein at the respective dates and for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Prospectus and the Disclosure Package (and any amendment or supplement thereto), in all material respects, present fairly the information purported to be shown thereby at the respective dates or for the respective periods to which they apply and have been prepared on a basis consistent with such financial statements and the books and records of the Company. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The financial data set forth in the Preliminary Prospectus and the Prospectus under the caption “Summary—Summary Historical Consolidated Financial Information,” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained or incorporated by reference in the Registration Statement. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Prospectus and the Disclosure Package (and any amendment or supplement thereto) fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(bb) All Necessary Permits, etc. Each of the Company and the Principal Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (“permits”) which are required to have been obtained by it prior to the date hereof and which are material to the ownership or leasing and operation of or construction of its respective properties and to the conduct of its business in the manner described in the Prospectus and the Disclosure Package, except for any such permits, the failure of which to have, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and subject to such qualifications as may be set forth in the Prospectus and the Disclosure Package; each of the Company and the Principal Subsidiaries has fulfilled and performed all of its material obligations with respect to such permits required to have been fulfilled and performed prior to the date hereof and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus and the Disclosure Package; and, except as described in the Prospectus and the Disclosure Package, such permits do not materially interfere with the use or operation of the electric power generation facilities of the Principal Subsidiaries as currently used or operated or as contemplated to be used or operated.

(cc) Compliance with Utilities Regulations. Each of the Company’s domestic generating facilities (other than the generating facilities of Indianapolis Power & Light Company and The Dayton Power and Light Company) is either a “qualifying small power production facility” or a “qualifying cogeneration facility” under the Federal Power Act, as amended by Section 201 of the Public Utility Regulatory Policies Act of 1978 and the regulations of the Federal Energy Regulatory Commission promulgated thereunder or is owned by an “exempt wholesale generator” under the Public Utility Holding Company Act of 2005 and the regulations of the Federal Energy Regulatory Commission promulgated thereunder, and each such facility’s current use, operation and ownership are consistent with such facility’s status as a “qualifying facility” or as being owned by an “exempt wholesale generator”, as the case may be.

(dd) Company Not an “Investment Company.” The Company is not, and after giving effect to the offering and issuance of the Securities and the application of the proceeds thereof will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Investment Company Act”).

(ee) Compliance with and Liability Under Environmental Laws. Except as set forth in the Prospectus and the Disclosure Package, each of the Company, each Principal Subsidiary and any other subsidiary or entity which the Company may be deemed to operate is in compliance with all applicable foreign, federal, state and local environmental (including, without limitation, the Comprehensive Environmental

Response, Compensation & Liability Act of 1980, as amended), safety or similar law, rule and regulation, and there are no costs or liabilities associated with any such law, rule or regulation, except for any such non-compliances, costs or liabilities which, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

(ff) Capitalization. The Company’s authorized capitalization is as set forth in the Prospectus and the Disclosure Package.

(gg) Internal Controls and Procedures; Disclosure Controls. Except as disclosed in the Prospectus and the Disclosure Package, the Company and each of its Principal Subsidiaries maintain (i) effective internal control over financial reporting as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act, and (ii) a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Prospectus and the Disclosure Package, the Company and each of its Principal Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Principal Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(hh) Sarbanes-Oxley Compliance. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ii) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA that would be material to this transaction, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in a manner reasonably expected to ensure compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(jj) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (“USA Patriot Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(kk) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries, directors, officers nor, to the Company’s knowledge, any agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or with any person or entity or in any country or territory that, at the time of such financing, is the subject of OFAC.

(ll) Cybersecurity. (A) (i) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company or its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (ii) the Company and its subsidiaries have not been notified of any event or condition that would reasonably be expected to result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (B) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except as would not, in the case of each of clause (A) and (B) above, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to matters covered thereby.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of 99.000% of the principal amount thereof, plus accrued interest, if any, from May 21, 2024 to the Closing Date, the Securities, as set forth opposite such Underwriter’s name in Schedule A hereto.

3. Delivery and Payment.

(a) Delivery and Payment. Delivery of and payment for the Securities shall be made at or about 10:00 a.m., New York City time, on May 21, 2024, which date and time may be postponed by agreement among the Underwriters and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Underwriters for their respective accounts against payment by the several Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(b) Public Offering of the Securities. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, the Securities as soon after this Agreement has been executed as the Representatives, in their sole judgment, has determined is advisable and practicable.

(c) Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m., New York City time, on the second business day following the date the Securities are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

4. Covenants. The Company covenants and agrees with each Underwriter as follows:

(a) Representatives Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(b) Securities Act Compliance. After the date of this Agreement and during the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Applicable Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes (including any notice or order pursuant to Section 8A or Rule 401(g)(2) of the Securities Act). The Company shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 4(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representatives it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 4(a) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Registration Statement not misleading or the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(d) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale by the Underwriters under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representatives and consented to by the Company, and the Company shall comply in all material respects with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities by the Underwriters. The Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use their best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e) DTC. The Company will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(f) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(g) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission and the New York Stock Exchange pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(h) Final Term Sheet. The Company will prepare a final term sheet in a form approved by the Representatives, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(i) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule B hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, or (b) contains only (1) information describing the preliminary terms of the Securities or the offering, (2) information that describes the final terms of the Securities or the offering and that is included in the Final Term Sheet of the Company contemplated in Section 1(d) hereof or (3) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with the Company not to take any action without the Company’s consent, which consent shall be confirmed in writing, that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

(j) Copies of Any Amendments and Supplements to the Prospectus. The Company agrees to furnish to the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representatives may request.

(k) Copies of the Registration Statements and the Prospectus. The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and, during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representatives may reasonably request.

(l) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.

(m) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

(n) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(o) Compliance with Sarbanes-Oxley Act. During the Prospectus Delivery Period, the Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(p) Future Reports to the Representatives. During the period of two years hereafter the Company will furnish to the Representatives (i) to the extent not available on the Commission’s Next-Generation EDGAR filing system, as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; and (ii) to the extent not available on the Commission’s Next-Generation EDGAR filing system, as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, the Financial Industry Regulatory Authority (“FINRA”) or any securities exchange.

(q) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(r) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post- effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(s) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in each of the Disclosure Package and the Prospectus under “Use of Proceeds.”

5. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all preparation and printing of certificates for the Securities), (ii) all necessary issue, transfer and other stamp taxes in connection with the original issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers, this Agreement, the Indenture and the Securities, (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Underwriters (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) the filing fees, if any, for FINRA’s review of the offering of the Securities, and the reasonable fees and disbursements of counsel to the Underwriters in connection with compliance with FINRA’s rules and regulations in an aggregate amount up to $25,000, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for “book-entry” transfer, and the performance by the Company of its other obligations under this Agreement and (x) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities, (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that, except as provided in this Section 5, Section 7, Section 8 and Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the Applicable Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) No Ratings Downgrade. Subsequent to the Applicable Time, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization”, as such term is defined for purposes of Section 3(a)(62) of the Exchange Act.

(b) No Material Adverse Change; Officer’s Certificate. (i) Since the date of the latest balance sheet included in the Disclosure Package (exclusive of any amendment or supplement thereto), there shall not have been any material adverse change, or any development involving a prospective material adverse change, in (A) the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, from that described in the Disclosure Package (exclusive of any amendment or supplement thereto), and (B) the capital stock or in the long-term debt of the Company from that set forth in the Disclosure Package (exclusive of any amendment or supplement thereto); (ii) the Company shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Disclosure Package (exclusive of any amendment or supplement thereto); and (iii) the Underwriters shall have received a certificate dated the Closing Date, signed by the Chief Executive Officer, President, Chief Financial Officer, Treasurer or Chief Accounting Officer of the Company, confirming (x) the matters set forth in paragraphs (a) and (b) of this Section 6; and (y) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(c) Accountants’ Comfort Letter for the Company. On the date hereof, the Underwriters shall have received from Ernst & Young LLP, independent public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, covering certain financial information included in or incorporated by reference in the Disclosure Package and other customary information.

(d) Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Securities:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rules 430B and 430C under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii) the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433;

(iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened by the Commission; and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and

(iv) to the extent any filing with FINRA is required, FINRA shall have advised the Underwriters in writing that it has no objection to the underwriting and other terms and arrangements related to the offering of the Securities.

(e) Opinion of General Counsel or Chief Corporate Counsel for the Company. The Underwriters shall have received on the Closing Date an opinion (reasonably satisfactory to the Representatives and counsel for the Underwriters), dated the Closing Date, of Paul Freedman, General Counsel for the Company or Jennifer V. Gillcrist, Chief Corporate Counsel for the Company, in form and substance reasonably satisfactory to the Underwriters.

(f) Opinion of Counsel for the Company. The Underwriters shall have received on the Closing Date an opinion and letter (reasonably satisfactory to the Representatives and counsel for the Underwriters), dated the Closing Date, of Davis Polk & Wardwell LLP, counsel for the Company, and addressed to the Representatives, in form and substance reasonably satisfactory to the Underwriters.

(g) Opinion of Counsel for the Underwriters. The Underwriters shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Prospectus (as amended or supplemented), the Disclosure Package and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(h) Bring-down Comfort Letter for the Company. On the Closing Date, the Underwriters shall have received from Ernst & Young LLP, independent public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (c) of this Section 6, except that (i) it shall cover certain financial information included in or incorporated by reference into the Prospectus and any amendment or supplement thereto and (ii) the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date, as the case may be.

(i) The Form of Securities. The Securities shall be executed by the Company in form and substance reasonably satisfactory to the Representatives. The Securities shall be eligible for clearance and settlement through DTC.

(j) Consents and Approvals. On or prior to the Closing Date, the Company shall have obtained all consents, approvals, authorizations and orders of, and shall have duly made all registrations, qualifications and filings with, any court or regulatory authority or other governmental agency or instrumentality required in connection with the execution, delivery and performance of this Agreement, the Indenture and the Securities.

(k) Indenture. The Company shall have executed and delivered the Indenture, in form and substance reasonably satisfactory to the Representatives, and the Representatives shall have received executed copies thereof.

(l) Closing Documents. Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 8, Section 14 and Section 17 shall at all times be effective and shall survive such termination.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Underwriters, at One Manhattan West, New York, NY 10001 on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters severally on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees, agents and affiliates, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, against any loss, claim, damage, liability or expense incurred, to which such Underwriter, director, officer, employee, agent or affiliate or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents, affiliates and each such controlling person for any and all expenses (including, subject to Section 8(c), the fees and disbursements of counsel chosen by the Representatives as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees, agents and affiliates or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action); provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by such Underwriter through the Representatives specifically for inclusion in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the seventh paragraph concerning stabilization under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or the other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Representatives in the case of Section 8(a)), representing all indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party (whether or not the indemnified parties are actual or potential parties to such claim or action), unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) Contribution. If the indemnification provided for in this Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or disbursements reasonably incurred by such party in connection with investigating or defending any action or claim. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e). Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8(e) are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 8(e), each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

9. Default of One or More of the Several Underwriters. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule A hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company, except that the provisions of Section 5, Section 7, Section 8, Section 14 and Section 17 shall at all times be effective and shall survive such termination. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five business days, as the

Underwriters shall determine in order that the required changes to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination of this Agreement. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Prospectus and the Disclosure Package (exclusive of any amendment or supplement thereto). Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 5, 7 and 8 hereof or (b) any Underwriter to the Company.

11. Representations and Indemnities to Survive Delivery. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder shall be in writing and, (i) if sent to the Underwriters shall be mailed, delivered or telefaxed and confirmed to the Underwriters, c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attn: General Counsel, Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attn: Registration Department, Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attn: Debt Capital Markets, Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attn: Investment Banking Division and SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, New York 10172, Attn: Debt Capital Markets, with copies to Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, Attention: Gregory A. Fernicola, Esq. and Michael J. Hong, Esq. and, (ii) if sent to the Company shall be mailed, delivered or telefaxed and confirmed to the Company at The AES Corporation, 4300 Wilson Boulevard, 11th Floor, Arlington, Virginia 22203, Attention: John Haberl, email: john.haberl@aes.com, with copies to: (A) AES Corporate Legal Notices, email: aescorplegalnotices@aes.com and (B) Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017, Attention: Richard D. Truesdell, Jr., Esq.; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act and the Exchange Act and any officer of the Company who signed the Registration Statement, (ii) the Underwriters, the officers, directors, employees, agents and affiliates of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any Underwriter merely because of such purchase.

14. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

16. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

17. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as the term is defined in, and interpreted in accordance with, 12 C.F.R§ 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20. Agreement and Acknowledgment with Respect to the Exercise of UK Bail-in Powers.

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between certain Underwriters and any other party to this Agreement, each of the parties to this Agreement acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of an Underwriter (the “Relevant Bail-in Party”) under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Relevant Bail-in Party or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii) the cancellation of the UK Bail-in Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

As used in this Section 20:

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

21. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, email or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and addresses of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the several Underwriters.

Very truly yours,

THE AES CORPORATION

By:	/s/ Stephen Coughlin
Name:	Stephen Coughlin
Title:	Executive Vice President and Chief
Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.
GOLDMAN SACHS & CO. LLC
MIZUHO SECURITIES USA LLC
MORGAN STANLEY & CO. LLC SMBC NIKKO SECURITIES AMERICA, INC.
for itself and as Representatives of
the several Underwriters named in the
attached Schedule A

CITIGROUP GLOBAL MARKETS INC.		MIZUHO SECURITIES USA LLC

By:	/s/ Adam D. Bordner	By:	/s/ Jee-Won Yang
Name: Adam D. Bordner		Name: Jee-Won Yang
Title: Managing Director		Title: Managing Director

GOLDMAN SACHS & CO. LLC		MORGAN STANLEY & CO. LLC

By:	/s/ Jonathan K. Zwart	By:	/s/ Natalie Smithson
Name: Jonathan K. Zwart		Name: Natalie Smithson
Title: Managing Director		Title: Vice President

SMBC NIKKO SECURITIES AMERICA, INC.

		By:	/s/ Thomas Bausano
Name: Thomas Bausano
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	7.600% Fixed-to- Fixed Reset Rate Junior Subordinated Notes due 2055
Citigroup Global Markets Inc.	$190,000,000
Goldman Sachs & Co. LLC	116,375,000
Mizuho Securities USA LLC	116,375,000
Morgan Stanley & Co. LLC	116,375,000
SMBC Nikko Securities America, Inc.	116,375,000
BNP Paribas Securities Corp.	28,500,000
BofA Securities, Inc.	28,500,000
Credit Agricole Securities (USA) Inc.	28,500,000
HSBC Securities (USA) Inc.	28,500,000
MUFG Securities Americas Inc.	28,500,000
RBC Capital Markets, LLC	28,500,000
Santander US Capital Markets LLC	28,500,000
Scotia Capital (USA) Inc.	28,500,000
Wells Fargo Securities, LLC	28,500,000
CIBC World Markets Corp.	9,500,000
Natixis Securities Americas LLC	9,500,000
Standard Chartered Bank	9,500,000
SG Americas Securities, LLC	9,500,000

Total	$950,000,000

SCHEDULE B

Issuer Free Writing Prospectuses

•	Final Term Sheet dated as of May 16, 2024

Filed Pursuant to Rule 433

Registration File No. 333-263244

Supplementing the Preliminary

Prospectus Supplement

dated May 16, 2024

PRICING TERM SHEET

THE AES CORPORATION

May 16, 2024

$950,000,000 7.600% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055

Summary of Terms

Issuer:	The AES Corporation (the “Company”)

Issue:	7.600% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2055 (the “notes”)

Maturity:	January 15, 2055 (unless redeemed by the Company as described below under “Optional Redemption”)

Principal Amount:	$950,000,000

Price to Public:	100.000%, plus accrued interest, if any.

Interest Rate:

The notes will bear interest (i) from and including May 21, 2024 to, but excluding, January 15, 2030 (the “First Reset Date”) at the rate of 7.600% per annum (the “Initial Interest Rate”) and (ii) from and including the First Reset Date, during each Reset Period (as defined in the Preliminary Prospectus Supplement) at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined in the Preliminary Prospectus Supplement) as of the most recent Reset Interest Determination Date (as defined in the Preliminary Prospectus Supplement) plus a spread of 3.201%, to be reset on each Reset Date (as defined in the Preliminary Prospectus Supplement).

For additional information and the definitions of the terms Reset Period, Five-year U.S. Treasury Rate, Reset Interest Determination Date and Reset Date, see “Description of the Notes—Interest Rate and Maturity” in the Preliminary Prospectus Supplement.

Interest Payment Dates:	January 15 and July 15 of each year, commencing on January 15, 2025 (each, an “Interest Payment Date”) (subject to the Company’s right to defer interest payments as described under “Optional Interest Deferral” below)

Reset Date:	The First Reset Date and January 15 of every fifth year after 2030

Optional Interest Deferral:	So long as no event of default (as defined in the Preliminary Prospectus Supplement) with respect to the notes has occurred and is continuing, the Company may, at its option, defer interest payments on the notes, from time to time, for one or more Optional Deferral Periods (as defined in the Preliminary Prospectus Supplement) of up to 20 consecutive semi- annual Interest Payment Periods (as defined in the Preliminary Prospectus Supplement) each, except that no such Optional Deferral Period may extend beyond the final maturity date of the notes or end on a day other than the day immediately preceding an Interest Payment Date. No interest will be due or payable on the notes during any such Optional Deferral Period unless the Company elects, at its option, to redeem notes during such Optional Deferral Period, in which case accrued and unpaid interest to, but excluding, the redemption date will be due and payable on such redemption date only on the notes being redeemed, or unless the principal of and interest on the notes shall have been declared due and payable as the result of an event of default with respect to the notes, in which case all accrued and unpaid interest on the notes shall become due and payable. The Company may elect, at its option, to extend the length of any Optional Deferral Period that is shorter than 20 consecutive semi- annual Interest Payment Periods (so long as the entire Optional Deferral Period does not exceed 20 consecutive semi-annual Interest Payment Periods or extend beyond the final maturity date of the notes) and to shorten the length of any Optional Deferral Period. The Company cannot begin a new Optional Deferral Period until the Company has paid all accrued and unpaid interest on the notes from any previous Optional Deferral Period. During any Optional Deferral Period, interest on the notes will continue to accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes). In addition, during any Optional Deferral Period, interest on the deferred interest will accrue at the then-applicable interest rate on the notes (as reset from time to time on any Reset Date occurring during such Optional Deferral Period in accordance with the terms of the notes), compounded semi-annually, to the extent permitted by applicable law.

For additional information and the definitions of the terms event of default, Optional Deferral Period and Interest Payment Period, see “Description of the Notes—Events of Default” and “Description of the Notes—Option to Defer Interest Payments” in the Preliminary Prospectus Supplement.

Optional Redemption:

The Company may redeem some or all of the notes, at its option, in whole or in part (i) on any day in the period commencing on the date falling 90 days prior to the First Reset Date and ending on and including the First Reset Date and (ii) after the First Reset Date, on any Interest Payment Date, at a redemption price in cash equal to 100% of the principal amount of the notes being redeemed, plus, subject to the terms described in the first paragraph under “Description of the Notes—Redemption— Redemption Procedures; Cancellation of Redemption” in the Preliminary Prospectus Supplement, accrued and unpaid interest on the notes to be redeemed to, but excluding, the redemption date.

The Company may at its option redeem the notes, in whole but not in part, at any time following the occurrence and during the continuance of a Tax Event (as defined in the Preliminary Prospectus Supplement) at a redemption price in cash equal to 100% of the principal amount of the notes, plus, subject to the terms described in the first paragraph under “Description of the Notes—Redemption—Redemption Procedures; Cancellation of Redemption” in the Preliminary Prospectus Supplement, accrued and unpaid interest on the notes to, but excluding, the redemption date.

The Company may at its option redeem the notes, in whole but not in part, at any time following the occurrence and during the continuance of a Rating Agency Event (as defined in the Preliminary Prospectus Supplement) at a redemption price in cash equal to 102% of the principal amount of the notes, plus, subject to the terms described in the first paragraph under “Description of the Notes—Redemption—Redemption Procedures; Cancellation of Redemption” in the Preliminary Prospectus Supplement, accrued and unpaid interest on the notes to, but excluding, the redemption date. For additional information and the definitions of the terms Tax Event and Rating Agency Event, see “Description of the Notes—Redemption” in the Preliminary Prospectus Supplement.

Joint Book-Running Managers:	Citigroup Global Markets Inc. Goldman Sachs & Co. LLC Mizuho Securities USA LLC Morgan Stanley & Co. LLC SMBC Nikko Securities America, Inc.

Joint Bookrunners:	BNP Paribas Securities Corp.

BofA Securities, Inc.

Credit Agricole Securities (USA) Inc.

HSBC Securities (USA) Inc.

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Santander US Capital Markets LLC

Scotia Capital (USA) Inc.

Wells Fargo Securities, LLC

Co-Managers:	CIBC World Markets Corp. Natixis Securities Americas LLC Standard Chartered Bank SG Americas Securities, LLC

Trade Date:	May 16, 2024

Settlement Date (T+3):	May 21, 2024

CUSIP / ISIN:	00130H CK9 / US00130HCK95

The information in this communication supersedes the information in the preliminary prospectus supplement to the extent it is inconsistent with such information. Other information presented in the preliminary prospectus supplement is deemed to have changed to the extent affected by the changes described herein.

The issuer has filed a registration statement, including a prospectus and a preliminary prospectus supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained by calling Citigroup at 1-800-831-9146, Goldman at 1-866-471-2526, Mizuho at 1-866-271-7403, Morgan Stanley at 1-866-718-1649 or SMBC at 1-888-868-6856.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit A

Principal Subsidiaries of the Company (and Jurisdiction of Incorporation or Formation)

Indianapolis Power & Light Company (Indiana)